UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 25, 2014

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 25, 2014, CVR Refining, LP (the “Partnership”) entered into an Underwriting Agreement by and among the Partnership, CVR Refining GP, LLC, the general partner of the Partnership (the “General Partner”), CVR Refining Holdings, LLC (“CVR Refining Holdings”) on one hand, and Credit Suisse Securities (USA), LLC as representative of the several underwriters named therein (the “Underwriters”), on the other hand, relating to the sale of common units representing limited partner interests in the Partnership (“Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 6,500,000 Common Units at a price of $25.25 per Common Unit, net of underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Partnership and CVR Refining Holdings also granted the Underwriters a 30-day option to purchase up to an aggregate additional 975,000 Common Units. To the extent that the Underwriters exercise their option, the Partnership will sell up to the first 589,100 Common Units and CVR Refining Holdings will sell up to 385,900 Common Units if the option is exercised for more than 589,100 Common Units.

The Partnership will use the net proceeds of the Offering to redeem 6,500,000 Common Units held by CVR Refining Holdings. If the Partnership sells any additional Common Units pursuant to the Underwriters’ exercise of their option, the Partnership will use the net proceeds therefrom to redeem additional Common Units from CVR Refining Holdings equal to the number of such Common Units purchased by the underwriters from the Partnership.

The material terms of the Offering are described in a prospectus supplement, dated June 25, 2014 (the “Prospectus Supplement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on June 26, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-196995), filed by the Partnership on June 24, 2014.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership, the General Partner and CVR Refining Holdings have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner and CVR Refining Holdings is an indirect wholly owned subsidiary of CVR Energy, Inc. (“CVR Energy”). As a result, certain individuals, including officers and directors of the General Partner or CVR Energy, serve as officers and/or directors of more than one of such other entities.

Certain of the Underwriters and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Partnership and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

As more fully described in the Prospectus Supplement, immediately before this Offering, CVR Refining Holdings directly or indirectly owned 104,790,764 Common Units, representing an approximate 71% limited partner interest in the Partnership. Following this Offering, CVR Refining Holdings will own 98,290,764 Common Units, or 97,315,764 Common Units if the underwriters exercise in full their option, representing an approximate 67% or 66% limited partner interest in the Partnership, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXPLANATORY NOTE
The consent of Grant Thornton LLP, dated June 24, 2014 and filed herewith as Exhibit 23.1 was originally filed as Exhibit 23.1 to the Partnership’s Registration Statement on Form S-3 (File No. 333-196995) on June 24, 2014 without a conformed signature. The consent of Grant Thornton LLP filed herewith includes a conformed signature.

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement, dated as of June 25, 2014, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC and Credit Suisse Securities (USA), LLC.
5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the offered units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1, respectively).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2014

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement, dated as of June 25, 2014, by and among CVR Refining, LP, CVR Refining GP, LLC, CVR Refining Holdings, LLC and Credit Suisse Securities (USA), LLC.
5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the offered units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1, respectively).